Exhibit 99B.10

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated June 14, 2001 on the financial statements and financial highlights of Titan Financial Services Fund, a series of
Professionally  Managed  Portfolios.  Such  financial  statements  and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                   /s/ Tait, Weller & Baker

                                   TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
AUGUST 24, 2001